EXHIBIT 10.6

                                CONFIRMATION


Dated:                   March 30, 2001

To:                      Connecticut RRB Special Purpose Trust CL&P-1

Attention:               First Union Trust Company, National Association
                         as Delaware Trustee
                         Corporate Trust Administration
                         Suite 102
                         920 King Street
                         Wilmington, Delaware 19801

Phone Number:            (302) 888-7500

Facsimile Number:        (302) 888-7544

Re: Swap Transaction, Connecticut RRB Special Purpose Trust CL&P-1 Rate Reduction Certificates, Class A-4

Reference No.:           86135N

Ladies and Gentlemen:

     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in such Definitions to a "Swap Transaction" shall be deemed to apply to the Transactions referred to herein. In the event of any inconsistency between those Definitions and provisions and this Confirmation, this Confirmation will govern. In this Confirmation, capitalized terms not defined herein or in the Definitions shall have the same meanings as set forth in the Certificate Indenture.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of March 30, 2001, as amended and supplemented from time to time, between you and us, and the Schedule thereto (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below and, in particular, Party B's obligations to make payments to Party A pursuant to the terms of this Confirmation are subject to the Schedule Part 5(p) provision entitled "No Recourse."

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                         Westdeutsche Landesbank Girozentrale, New York
                                 Branch

Party B:                         Connecticut RRB Special Purpose Trust CL&P-1

Initial Notional Amount:         USD $287,907,878

Notional Amount for first two
Calculation Periods:             USD $287,097,878

Notional Amount for all
Subsequent Calculation Periods:  A USD amount equal to the outstanding principal balance of the Class A-4 Certificates
                                (the "Rate Reduction Certificates") of Party B
                                 as of the close of business on the preceding
                                 Distribution Date after giving effect to all payments of principal made to the holders thereof on such preceding Distribution Date.

Trade Date:                      March 27, 2001

Effective Date:                  March 30, 2001

Termination Date:                December 30, 2010; or, if earlier, the date
                                 the principal balance of the Rate Reduction
                                 Certificates is reduced to zero.

Business Day:                    New York, NY, London, England and Luxembourg

Fixed Amounts:

Fixed Rate Payer:                Party B

Fixed Rate Payer Period
End Dates:                       Quarterly, on each March 30, June 30, September
                                 30 and December 30, commencing on September 30,
                                 2001 and ending on the Termination Date,
Fixed Rate Payer Payment
Dates:                           Each Fixed Rate Payer Period End Date, subject
                                 to adjustment in accordance with the Following
                                 Business Day Convention.

Fixed Rate:                      6.06%

Fixed Rate Day Count Fraction:   30/360

Floating Amounts:

Floating Rate Payer:             Party A

Floating Rate Payer Period
End Dates:                       Quarterly, on each March 30, June 30,
                                 September 30 and December 30, commencing on
                                 June 30, 2001 and ending on the Termination
                                 Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:                   One Business Day preceding each Floating Rate
                                 Payer Period End Date, provided that the first
                                 Floating Rate Payer Payment Date shall be one
                                 Business Day before September 30, 2001, with the floating rate payment on that date equal to the sum of the floating rate payments for the Calculation Periods ended June 30, 2001 and
                                 September 30, 2001, giving effect to the Floating Rate Reset Dates for each of those Calculation Periods.

Floating Rate Option:            USD-LIBOR-BBA; provided, however, that if for
                                 any Calculation Period the Calculation Agent cannot determine the Floating Rate as set forth in the Definitions, the Floating Rate for such Calculation Period shall be equal to the Floating Rate for the prior Calculation Period.

Floating Rate Designated
Maturity:                        3 months

Floating Rate Spread:            Plus 0.31%

Floating Rate for Initial
Calculation Period:              5.21250%

Floating Rate Day Count
Fraction:                        Actual/360

Floating Rate Reset Dates:       The first day of each Calculation Period.



Netted Payment Amounts:          Notwithstanding anything to the contrary in
                                 the Agreement, the amounts that would be payable by Party A on each Floating Rate Payer
                                 Payment Date and the amounts that would be payable by Party B on the corresponding Fixed
                                 Rate Payer Payment Date shall be deemed, solely for purposes of determining the net amount payable pursuant to Section 2(c) of the Agreement, to be payable on the same day. Any amount payable by Party B pursuant to such application of Section 2 (c), shall nonetheless be payable on the applicable Fixed Rate Payer
                                 Payment Date, and any amount payable by Party A pursuant to such application of Section 2(c) shall be payable on the applicable Floating
                                 Rate Payer Payment Date (i.e. one Business Day preceding the applicable Floating Rate Payer
                                 Period End Date).

3.     Additional Provisions:

Calculation Agent:               As set forth in the Agreement.

Early Termination Calculation:

     If at any time the Agreement and this Transaction are terminated pursuant to Section 6 of the Agreement, to the extent that a termination payment is contemplated pursuant to the Agreement, each Market Quotation shall be calculated on the basis of a notional amount equal to the sum of the amount set forth in Annex A hereto under the column "Expected Notionals" for such date plus the aggregate amount by which the outstanding principal amount of the Reduction Rate Certificates as of such calculation date exceeds the Expected Notional as of that date (such excess, the "Adjusted Notional"); provided, that solely for purposes of the calculation of Market Quotation, each Expected Notional for each of the four Floating Rate Payer Payment Dates after the next Adjustment Date (as defined in the Indenture) shall be assumed to decrease from (i) the Expected Notional as of such Adjustment Date plus the Adjusted Notional to (ii) the Expected Notional for the Floating Rate Payer Payment Date one year after such Adjustment Date, with each such amount calculated on the basis of linear interpolation, and shall thereafter be assumed to remain the Expected Notional Amount.

4.     Account Details

Payments to Party A:          Chase Manhattan Bank, New York
                              ABA 0260 0002 1
                              A/C 001-1-621398
                              Westdeutsche Landesbank Girozentrale
                              New York, Global Derivatives
                              Our Reference: 186135N

Payments to Party B:          Please Advise

5.      Address for Notices:

Address for notices or communications to Party A:

Westdeutsche Landesbank Girozentrale (New York Branch)
1211 Avenue of the Americas, 26th Floor
New York, NY 10036-8701

Attn.: OTC Derivatives
Tel: (212) 597-8580
Fax: (212) 597-8592

Address for notices or communications to Party B:

First Union Trust Company, National Association,
As Delaware Trustee
One Rodney Square
Suite 102
920 King Street
Wilmington, Delaware 19801

Attention:  Corporate Trust Administration
Tel.:  (302) 888-7500
Fax:  (302) 888-7544
Copy to:
CL&P Funding LLC
c/o The Connecticut Light and Power Company if by U.S. Mail:
P.O. Box 270
Hartford, CT  06141-0270

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or facsimile transmission substantially similar to this letter, which letter or facsimile transmission sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates agreement to those terms.

     Except if expressly agreed to by us in writing, we have not acted as your advisor with respect to the desirability or appropriateness of entering into the Swap Transaction confirmed hereby or with respect to your risk management needs generally. This pertains not only to the financial and market risk management risks and consequences of the confirmed or any proposed transaction, but also to any legal, regulatory, tax, accounting and credit issues generated by such transactions, which you must evaluate for yourself and in reliance on your own professional advisors.

     We believe any information provided to you by us in connection with the confirmed or any proposed transaction to be accurate and reliable, but we cannot and do not assume any liability for any erroneous information which we might provide to you, other than information set forth in this Confirmation.



IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale    Connecticut RRB Special Purpose
(New York Branch)                       Trust CL&P-1

       (Name of Party)                             (Name of Party)

By:    /S/ Raymond K. Miller            By:  First Union Trust Company, National
Name:  Raymond K. Miller                Association (solely in its capacity as
Date:  3/29/01                          Delaware Trustee under that certain
Title: Director                         Declaration of Trust dated March 23,
                                        2001, and not as a principal to this
                                        Agreement).

By:    /S/ David J. Wolf                By: /S/ W. Jeffrey Kramer
Name:  David J. Wolf                    Name:   W. Jeffrey Kramer
Title: Associate Director               Title:  Vice President
Date:  By: /S/ W. Jeffrey Kramer        Date:

                                Annex A



Payment Date                  Class A-4

Closing                     $ 287,907,878
9/30/01                       287,907,878
12/30/01                      287,907,878
3/30/02                       287,907,878
6/30/02                       287,907,878
9/30/02                       287,907,878
12/30/02                      287,907,878
3/30/03                       287,907,878
6/30/03                       287,907,878
9/30/03                       287,907,878
12/30/03                      287,907,878
3/30/04                       287,907,878
6/30/04                       287,907,878
9/30/04                       287,907,878
12/30/04                      287,907,878
3/30/05                       287,907,878
6/30/05                       287,907,878
9/30/05                       287,907,878
12/30/05                      287,907,878
3/30/06                       287,907,878
6/30/06                       287,907,878
9/30/06                       287,907,878
12/30/06                      287,907,878
3/30/07                       287,907,878
6/30/07                       251,293,044
9/30/07                       209,247,737
12/30/07                      170,490,986
3/30/08                       125,955,154
6/30/08                        86,550,513
9/30/08                        41,638,744
12/30/08                           0




                                SCHEDULE
                                 to the
                            Master Agreement
                      (Multicurrency - Cross Border)
                        dated as of March 30, 2001

                                 Between

Westdeutsche Landesbank Girozentrale, New York Branch ("Party A"), and the Connecticut RRB Special Purpose Trust CL & P-1, a not-for-profit business trust existing under the laws of the State of Delaware ("Party B" or "Trust").

                                  Part 1.
                           Termination Provisions

(a)     "Specified Entity" means in relation to Party A for the purpose of:

        Section 5(a)(v), Inapplicable
        Section 5(a)(vi), Inapplicable
        Section 5(a)(vii), Inapplicable
        Section 5(b)(iv), Inapplicable
        and in relation to Party B for the purpose of:
        Section 5(a)(v), Inapplicable
        Section 5(a)(vi), Inapplicable
        Section 5(a)(vii), Inapplicable
        Section 5(b)(iv), Inapplicable

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Failure to Pay or Deliver" provisions of Section 5(a)(i) will apply to Party A and Party B; provided, however, that failure by Party A or Party B to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it will constitute an Event of Default as of the date of the failure to pay if such failure is not remedied on or before the fifth Local Business Day after notice of such failure is given to Party A by Party B or to Party
B by Party A, as the case may be, unless, with respect to a default by Party A, the default is waived within 30 days of such notice of the failure to pay by Party B at the direction of the holders of at least 66-2/3% of the aggregate outstanding principal balance of the Rate Reduction Certificates Class A-4 issued by Party B (the "Class A-4 Certificates"), it being agreed that the failure of either party to give such notice to the other party shall not constitute a waiver of the default by the non-performing party. Unless such waiver is obtained within that 30 day period, an Early Termination Date shall be deemed to occur, effective as of the end of the five Local Business Day period following the notice of the failure to pay, immediately and without further notice or demand.

(d) The "Breach of Agreement" provisions of Section 5(a)(ii) will be inapplicable to Party A and Party B.

(e) The "Credit Support Default" provisions of Section 5(a)(iii) will be inapplicable to Party A and Party B.

(f) The "Misrepresentation" provisions of Section 5(a)(iv) will be inapplicable to Party A and Party B.

(g) The "Default Under Specified Transaction" provisions of Section 5(a)(v) will be inapplicable to Party A and Party B.

(h) The "Cross Default" provisions of Section 5(a)(vi) will be inapplicable to Party A and Party B.

(i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will be inapplicable to Party A and Party B.

(j)     Each of the following shall constitute an Additional Termination
        Event:

        (i) (a) the principal of and interest on the Class A-4 Notes being declared immediately due and payable pursuant to Article 5 of the Certificate Indenture dated as of March 30, 2001 between Party B and First Union Trust Company, National Association, as Trustee thereunder (the "Certificate Indenture"), or (b) the Class A-4
Notes being redeemed pursuant to Section 10.01 or Section 10.04 of the Note Indenture, in which case Party B shall be the Affected
Party and either Party A or Party B may elect to declare an Early
Termination Date.

     (ii) the events specified in Section 7(c) of this Agreement (as added by Part 5(e) of this Schedule) in which case Party A shall be the Affected Party and only Party B may elect to declare an Early
Termination Date, which Early Termination Date shall be the date declared as provided in Section 7(c) of this Agreement;

     (iii) If, due to the adoption of, or any change in, any applicable law, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or applicable regulation or order, any of Party B's obligations to Party A under this Agreement are revoked or become in any other way unenforceable by Party A, in which case Party B shall be the sole Affected Party;

     (iv) Any amendment or supplement is made without Party A's prior written consent, which consent will not be withheld unreasonably or in bad faith, to any of the Basic Documents which would adversely affect any of Party A's rights or obligations under this Agreement or the Transaction, including modifying the obligations of, or impairing the ability of Party B to fully perform any of Party B's obligations under this Agreement or the Transaction. "Basic
Documents" means collectively, the Note Indenture, the Certificate Indenture, the Declaration of Trust, the Sale Agreement, the
Servicing Agreement, the Administration Agreement, the Note
Purchase Agreement, the Fee and Indemnity Agreement and the
Underwriting Agreement.

(k) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

(a) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

        (i)     Market Quotation will apply.

        (i)     (a)     The Second Method will apply provided, however,
that, if the party obligated to pay the amount to be paid determined in accordance with Section 6(e) is Party B, then such Party B shall not pay the amount so determined to Party A unless and until the Class A-4 Notes have been accelerated in accordance to their terms under Article 5 of the Note Indenture, or, in case of a redemption of the Class A-4 Notes, pursuant to
Section 10.01 of the Note Indenture, and upon the subsequent liquidation of the Collateral in accordance with the Note
Indenture or sale or liquidation of any other Trust Property as provided in the Certificate Indenture, which payment will be pari passu and on a pro rata basis with the payment to the Class A-4 Certificateholders. The proceeds of the liquidation of the Trust Property, including the Collateral, allocated to the Class A-4 Certificates, shall be allocated pari passu and pro rata between and paid to Class A-4 Certificateholders, on the one hand, and Party A, on the other hand, based on the aggregate amount of principal and interest due and payable on Class A-4 Certificates and the aggregate amount of the Settlement Amount and the Unpaid Amounts that would otherwise be payable to Party A but for the provisions of this paragraph

(l).

(b) In the event of a redemption of the Class A-4 Notes pursuant to Section 10.04 of the Note Indenture resulting in an early termination of this Agreement, it is understood that Party A will be indemnified and held harmless for its Loss, if any, by The Connecticut Light and Power Company pursuant to the terms of Section 5.01 of the Transition Property Purchase and Sale Agreement.

(c) Party B agrees to reimburse Party A for payments made by Party A to Party B as termination payments of this Agreement to the extent that up-front amounts in compensation for the replacement of this Agreement are received by Party B from any person other than Party A. Party B agrees to act in a commercially reasonable manner in making arrangements for such payments with potential replacements for Party A.

(l) Insolvency. Section 5(a)(vii)(2) will be inapplicable to Party A and Party B.

                                Part 2.

                          Tax Representations

(a) Payer Tax Representation. Each of Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant
Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representation made by the other party pursuant to Section 3(f) hereof;

(ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) and Section 4(a)(iii) hereof and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and Section 4(a)(iii) hereof; and

(iii) the satisfaction of the agreement of the other party contained in Section 4(d);

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Part 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. Party A and Party B will make the following representations:

     (i) Party A represents that each payment received or to be received by it under the Transaction will be effectively connected with the conduct of a trade or business in the United States.

     (ii) Party B represents that it is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(c)     For purposes of this Part 2 and Part 3 below:

     (i) "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     (ii) "Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

     (iii) "Office" means a branch or office of a party, which may be such party's head or home office.

                                Part 3.
                       Documents to be Delivered

For the purpose of Section 4(a):

(a)     Tax forms, documents or certificates to be delivered are:

Party required to                                        Date by which
deliver document      Forms/Documents/Certificates       to be delivered

Party A and              United States Internal         (i) On a date which is
Party B                  Revenue Service Form W-9,      before the first
                         W8-ECI or any successor form.  Scheduled Payment Date
                                                        under this Agreement,
                                                        or (ii) promptly upon
                                                        reasonable demand by
                                                        the other party.

(b)     Other documents to be delivered are:

        (i) At the execution of this Agreement, each party shall deliver to the other party, certified evidence of the authority, incumbency and specimen signature of each authorized person executing any document on its behalf and on behalf of its Credit Support
Provider, if any, in connection with this Agreement. Such evidence is covered by the Section 3(d) representation.

       (ii) Each party upon request shall promptly deliver to the other party, a copy of its most recent annual report, if available, or another document containing consolidated balance sheets prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization consistently applied and certified by independent public accountants, and Party B shall deliver copies of any reports by Party B to holders of the Class A-4 Certificates required under the Certificate Indenture; provided, that in each case, neither party shall be required to deliver such information so long as such information is publicly available to the other party. Such information is covered by the Section 3(d) representation so long as such information is either provided by a party to the other party hereto or is obtained from publicly available information that has been provided by such party to the other party hereto.

      (iii) Each party upon request shall promptly deliver to the other party, if available, a copy of its most recent unaudited interim consolidated balance sheets prepared in accordance with accounting principles that are generally accepted for institutions of its type in the jurisdiction of its organization in each case consistently applied, provided that such party shall not be required to deliver such information so long as such information is publicly available to the other party. Such information is covered by the Section
3(d) representation so long as such information is either provided by a party to the other party hereto or is obtained from publicly available information that has been provided by such party to the other party hereto.

      (iv) Each party shall promptly deliver to the other party an opinion of counsel, reasonably satisfactory to the other party, which opinion shall include an opinion as to the enforceability of this Agreement. Party B shall further deliver to Party A letters from counsel to Party B to the collective effect that Party A may rely on the opinions of such counsel regarding authorization, execution, delivery and enforceability of the Sale Agreement, the Servicing Agreement, the Note Indenture, the Certificate Indenture, and other relevant Basic Documents, as if such opinions were addressed to Party A. Documents delivered pursuant to this clause (iv) are not covered by the Section 3(d) representation.

    (v) Each party upon request shall promptly deliver to the other party such other public information prepared by such party respecting its condition or operations, financial or otherwise, as may reasonably be requested from time to time, provided that either party shall not be required to deliver such information so long as such information is publicly available to the other party. Such information is covered by the Section 3(d) representation so long as such information is either provided by a party to the other party hereto or is obtained from publicly available information that has been provided by such party to the other party hereto.

Part 4.
Miscellaneous

(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of laws doctrine, except that (i) the capacity, power or authority of Party B to enter into this Agreement and any resolution authorizing this Agreement will be governed by and construed in accordance with the laws of the State of Delaware and (ii) any issue relating to the interpretation of the Certificate Indenture, applicable to Party B will be governed and construed in accordance with the laws of the State of Delaware. Section 13(b)(i) of this Agreement is deleted and in substitution is amended by adding thereto the following: "(i) regardless of the law that applies to this Agreement, with respect to any Proceedings, each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United
States District Court for the Southern District of New York; and".

(b) "Affiliate" will have the meaning specified in Section 14, but as to Party B, Affiliates will not include (i) The Connecticut Light and Power Company or affiliates thereof or (ii) the State of Connecticut or any agency or instrumentality thereof.

(c)     Addresses for Notices.  For the purpose of Section 12:
Address for notices or communications to Party A:
To the office(s) specified in the relevant Confirmation with a copy of any notice or other communication under Section 5, 6, 7, 11 or 13 to the New York Branch Legal Department and Dusseldorf Office of Party A as set out below:

New York Branch - Legal Department
1211 Avenue of the Americas
New York, NY  10036
Attn.:  Legal Department
Tel:  (212) 852-6092
Fax:  (212) 768-4781

Dusseldorf Branch - Head Office

Wesdeutsche Landesbank Girozentrale
Herzogstrasse 15
D-40217 Dusseldorf
Germany
Attn:  Legal Department (Documentation Unit)
Tel.:  011 49 211 826-71709
Fax:  011 49 211 826 6124

Address for notices or communications to Party B:

First Union Trust Company, National Association,
As Delaware Trustee
One Rodney Square
Suite 102
920 King Street
Wilmington, Delaware 19801

Attention:  Corporate Trust Administration
Tel.:  (302) 888-7500
Fax:   (302) 888-7544

Copy to:

CL&P Funding LLC
c/o The Connecticut Light and Power Company if by U.S. Mail:
P.O. Box 270
Hartford, CT  06141-0270

     if by courier:

107 Selden Street
Berlin, CT  06037
Attention:  Treasurer
Tel.:  (860) 665-3258
Fax:   (860) 665-5457

(d)     Credit Support Document.  Details of any Credit Support Document:

Party A - None.
Party B - The Certificate Indenture.

(e)     Credit Support Provider.  Party A - None.
Party B- None; it being understood and agreed that in no event shall the Certificate Trustee under the Certificate Indenture or the Delaware Trustee be deemed to be a Credit Support Provider.

(f) Calculation Agent. The Calculation Agent is Party A, unless specified otherwise in a Confirmation in relation to the relevant Transaction; provided, however, that the Trustee under the Certificate Indenture shall be responsible for calculating LIBOR as provided in this Agreement; and provided further, however, that, if Party A or Party B objects to any calculation, Party A and Party B will negotiate in good faith to agree on an independent swaps dealer of the highest credit standing to make such calculation, which will be binding on Party A and Party B absent manifest error. The costs of such dealer will be borne by Party A. If Party A is a Defaulting Party, the Calculation Agent will be Party B.

                                    Part 5.
                               Other Provisions

(a) ISDA Definitions. The 2000 ISDA Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association, Inc., shall be deemed a part of this Agreement as if fully set forth herein. The 2000 Definitions and the provisions of Section 14 of this Agreement shall be deemed a part of each Confirmation as if set forth in full therein.

(b) Interpretation. In the event of any inconsistency between the provisions of the Schedule and the Definitions, this Schedule will prevail. In the event of any inconsistency between the provisions of this Schedule and the printed Agreement of which it forms a part, this Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Schedule, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Expenses. Section 11 of this Agreement, bearing the heading "Expenses," is amended as follows: (i) on the first line strike the first word "A" and insert before the words "Defaulting Party" the words:
"Party A, if it is the"; (ii) on the first line strike the words "the other party" and insert therein the words "Party B"; (iii) on the second line strike the words "such other party" and insert therein the words "Party B"; (iv) on the fifth line, after the words "costs of collection" and before the "." insert the words: ", and all fees, costs and expenses paid or payable by Party B to Reference market-makers to the extent necessary to determine or obtain Market Quotations"; and (v) at the end of the paragraph insert: "If Party B is a Defaulting Party in connection with an Early Termination Date for the Transaction, Party A will not, except as provided in this Agreement, request any payment of, and Party B will not pay, any resulting expenses, including any legal fees or actual or consequential losses or damages incurred by Party A."

(d) Consent to Recording. Each party consents to the recording of the telephone conversations of relevant swap trading personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and the introduction of such recordings in any proceeding hereunder.

(e)     Transfer.  The Transfer provision of Section 7 is amended by:
(A) deleting at the end of subparagraph (b) the period and replacing it with "; and" and (B) adding the following new subparagraph (c):

"(c)     in the event of a Downgrade Event (as defined below), an
assignment of Party A's rights and obligations under this Agreement may be required as follows:

(i) For the purpose of this Agreement, "Downgrade Event" means, at any and each time, a failure of Party A to maintain ratings by all the Required Rating Agencies at least equal to the respective
Required Rating, unless within 30 days following such occurrence, the Required Rating Agencies have reconfirmed the rating of the Class A-4 Certificates in effect immediately prior to such occurrence. "Qualified Replacement Counterparty" means a Replacement Counterparty that (X) satisfies the Required Rating for each of the Required Rating Agencies or (Y) enters into such other arrangement as will result in the Class A-4 Certificates receiving a rating not less than would be received if such Replacement Counterparty satisfied the Required Rating for each of the Required Rating Agencies. "Rating Agency" means any rating agency rating the Class A-4 Certificates at the time of issuance thereof at the request of Party B. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization designated by Party B. "Rating Agency Requirement" means, with respect to any action or arrangement, the notification in writing by each Rating Agency to, among others, Party B, that such action or arrangement will maintain or restore the rating by such Rating Agency of the Class
A-4 Certificates that was in effect prior to the Downgrade Event. "Replacement Counterparty" means a replacement for Party A selected as provided in this clause (c). "Required Rating" means a long-term senior unsecured debt rating of at least (x) Aa3 in the case of Moody's Investors Service, Inc. ("Moody's"), (y) either at least
A+ or (for short-term obligations) A-1 in the case of Standard & Poor's Ratings Group ("Standard & Poor's") and (z) if a counterparty is rated by Fitch, Inc. ("Fitch"), either at least A+ or (for short-term obligations) F1. "Required Rating Agencies" means Moody's, Standard & Poor's and, for so long as Party A is rated by Fitch, Fitch.

(ii) In the event of the actual downgrading of the rating of Party A by any Required Rating Agency, if the rating reconfirmation by the Required Rating Agencies as provided under subparagraph (c)(i) above has not occurred, Party A must, within 30 days following such event, either (A) re-establish its ratings from the Required Rating Agencies to the Required Ratings, or (B) assign and transfer its rights and obligations under this Agreement to a Qualified
Replacement Counterparty, or (C) obtain a guaranty or a contingent agreement of another person with the Required Rating or (D) take any other action, establish or agree on such other arrangement (if needed) as will satisfy the Rating Agency Requirement, which may include collateralizing any net present value of its obligations hereunder.

(iii) If, within the initial 30 days following the actual downgrading of the rating of Party A by any Required Rating Agency, the Required Rating Agencies fail to reconfirm the rating of the Class A-4 Certificates in effect immediately prior to such occurrence and Party A does not take any of the actions required by subparagraph (c)(ii) above, then Party B shall appoint a swap dealer which is a member of the International Swaps and Derivatives Association, Inc. ("ISDA") with capital and surplus of at least $50 million (the "Swap Agent") to independently solicit, for an additional period not exceeding 30 days (the "Subsequent 30 Day Period"), a Replacement Counterparty, who shall not be the Swap Agent or an Affiliate thereof. During such Subsequent 30 Day Period, the Swap Agent shall seek to find a Qualified Replacement Counterparty, or if a Qualified Replacement Counterparty cannot be found, the Swap Agent shall identify the highest rated Replacement Counterparty available that in any event is rated above Party A by at least one of the Required Rating Agencies and that is approved by the holders of at least 66-2/3% of the aggregate outstanding principal amount of the Class A-4 Certificates (an "Approved Replacement Counterparty"). If at any time during the Subsequent 30 Day Period the Swap Agent identifies a Qualified Replacement Counterparty, then Party B will designate an Early Termination Date hereunder as if an Additional Termination Event has occurred with Party A being the Affected Party. If, upon the conclusion of the Subsequent 30 Day Period, a Qualified Replacement Counterparty has not assumed Party A's rights and obligations under this Agreement, an Additional Termination Event will occur with Party A as the Affected Party and Party B, in its sole discretion, may determine whether or not to (i) replace Party A with a prospective Approved Replacement Counterparty, if any, (ii) declare an Early Termination Date, which shall be as of the end of the Subsequent 30 Day Period, or (iii) elect not to declare an Early Termination Date and instead continue with Party A as the counterparty under this Agreement (provided that Party B shall be deemed to have chosen (ii) if neither (i) nor (iii) is chosen upon the conclusion of the Subsequent 30 Day Period). In any case, during the Subsequent 30 Day Period the Swap Agent shall be limited to obtaining a Qualified Replacement Counterparty or Approved Replacement Counterparty that is willing to intermediate the credit risk of Party A to Party B by entering into a transaction with Party A under terms substantially the same as this Agreement to hedge or offset the risk that such Qualified Replacement Counterparty or Approved Replacement Counterparty has to Party B under this Agreement. If the Swap Agent is successful in identifying an Approved Counterparty and Party B decides to replace Party A with such Approved Counterparty at the conclusion of the Subsequent 30 Day Period, then Party B will execute an ISDA Master Agreement (substantially under the same terms as this Agreement, including the schedule thereto and confirmation thereof) with such Approved Counterparty and designate an Early Termination Date hereunder, which shall be as of the end of such Subsequent 30 Day Period, as if an Additional Termination Event has occurred with Party A being the Affected Party.

(iv) If at the conclusion of the Subsequent 30 Day Period Party B has elected not to declare an Early Termination Date hereunder as provided under (c)(iii)(iii) above and Party A has not established and maintained in effect the other arrangements specified in subparagraph (c)(ii) above, Party B shall appoint a Swap Agent to independently solicit during a 3 months period (the "3 Months Period") a Qualified Replacement Counterparty or an Approved Replacement Counterparty in accordance with the procedure set forth in subparagraph (c)(iii) above, provided, however, that such Qualified Replacement Counterparty or Approved Replacement Counterparty shall not be required to enter into a transaction with Party A to intermediate, hedge or offset risk. Such search shall be renewed every 3 months thereafter until a Qualified Replacement Counterparty or an Approved Replacement Counterparty has entered into an ISDA Master Agreement with Party B under terms substantially similar to this Agreement and no Early Termination
Date has been designated hereunder.  If at any time during a 3
Months Period, the Swap Agent identifies a Qualified Replacement Counterparty, then Party B will designate an Early Termination Date hereunder as if an Additional Termination Event has occurred with Party A being the Affected Party. At the conclusion of each such 3 Months Period in which Party B has not entered into such ISDA
Master Agreement with a Qualified Replacement Counterparty or an Approved Replacement Counterparty and no Early Termination Date has been designated hereunder, an Additional Termination Event will occur with Party A as the Affected Party and Party B, in its sole discretion, may determine whether or not to (i) replace Party A with a prospective Approved Replacement Counterparty, if any, and designate an Early Termination Date hereunder, as of the conclusion of such 3 Months Period, (ii) declare an Early Termination Date, which shall be as of the end of the relevant 3 Months Period, or
(iii) elect not to declare an Early Termination Date and instead continue with Party A as the counterparty under this Agreement (provided that Party B shall be deemed to have chosen (ii) if neither (i) nor (iii) is chosen upon the conclusion of each such 3 Months Period). The original Party A shall not be liable for any termination payments in connection with any termination occurring after it has been replaced by an Approved Replacement Counterparty, a Replacement Counterparty or a Qualified Replacement Counterparty as provided under (c)(ii),(iii) or (iv) above.

(v) In all circumstances, Party A shall be responsible for the payment of the Swap Agent's reasonable fees and all other reasonable fees and expenses of Party B as a result of any solicitation, replacement or proposed replacement hereunder until a replacement by a Qualified Replacement Counterparty or an Approved Replacement Counterparty as set forth above is successfully completed, and shall promptly make such payments. Party A shall be liable for any amount payable to a Qualified Replacement Counterparty or Approved Replacement Counterparty by Party B for assuming Party A's rights and obligations under this Agreement and shall receive any amounts paid by such Qualified Replacement Counterparty or Approved Replacement Counterparty to assume such rights and obligations (such amount, the "Replacement Cost"); provided that Party A shall not be liable for any Replacement Cost associated with any subsequent assignment or replacement. Party A shall not be liable for any termination payments in connection with any termination occurring after it has been replaced by a Qualified Replacement Counterparty or Approved Replacement Counterparty. Further, in all circumstances, Party B agrees to act in a commercially reasonable manner in arranging for any Qualified Replacement Counterparty or Approved Replacement Counterparty.

(vi) Any purported transfer or assignment by Party A pursuant to subparagraph (c)(iii), (iv) or (v) is subject to compliance with the Rating Agency Requirement."

(f) Waiver of Jury Trial. Each party irrevocably waives any and all rights to trial by jury in any legal proceeding instituted in connection with this Agreement or any Transaction to the fullest extent permitted by law. As to any matter for which a jury trial cannot be waived, each party agrees not to assert any such matter as a cross claim or counterclaim in, nor move to consolidate the same with, any legal proceeding in which a jury trial is waived.

(g) Parties to Rely on Their Own Expertise. Each party shall enter into each Transaction governed by this Agreement in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into any such Transaction or as to any subsequent actions relating thereto or on any other commercial matters concerned with any Transaction governed by this Agreement, and neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.

(h) Immunity of Persons Related to Party B. No representation or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any trustee, officer, attorney, agent or employee of Party B, The Connecticut Light and Power Company, any Affiliate thereof or any Credit Support Provider thereof in an individual capacity. No recourse shall be had for any payment under this Agreement or any claim based hereon against any trustee, officer, agent, attorney or employee of Party B, The Connecticut Light and Power Company, any Affiliate thereof or any Credit Support Provider thereof past, present or future, or its successors or assigns, as such, either directly or through Party B, The Connecticut Light and Power Company, any Affiliate thereof or any Credit Support Provider thereof, or any such successor corporation, whether by virtue of any constitutional provision, statutes or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such members, managers, trustees, officers, agents, attorneys or employees being hereby released as a condition of and as a consideration for the execution and delivery of this Agreement, except in the case of gross negligence, bad faith or willful misconduct.

(i) Facsimile and Telex Confirmation. The parties agree that they may from time to time confirm the terms and conditions of any Transaction entered into between them pursuant to the terms of this Agreement by means of a telex or facsimile transmission from one party to another followed by a telex or facsimile transmission confirming the terms of the Transaction and any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

(j) Counterparts. The Agreement and this Schedule may be executed in several counterparts, each of which shall be an original and all of which shall together constitute one instrument.

(k) No Bankruptcy Petition. Prior to the date that is one year and one day after the date upon which all amounts payable in respect of any of the Class A-4 Certificates, this Agreement or any other hedge or swap agreement to which Party B is a party have been paid in accordance with the terms thereof, Party A shall not institute against, cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law (including proceedings seeking to consolidate the assets and liabilities of Party B and CL&P Funding LLC, provided that Party A may assert its own claims against Party B once any such proceedings have been instituted by another person.

(l) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person (but unaudited financial statements or balance sheets shall be subject to year end adjustments)".

(m) Additional Representations. Section 3(a) is hereby amended by adding the following additional Subsections:

(i) No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

     (i) Line of Business. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with the line of business (including financial intermediation services) or the financing of its business.

     (ii) Eligible Contract Participant. It is an Eligible Contract Participant as defined in Section 1a(12) of the Commodity Exchange
Act.

     (iii) Individual Negotiation. This Agreement and each Transaction is subject to individual negotiation by the parties.

     (iv) Multibranch Party. It is not a multibranch party for purposes of this Agreement.

     (v) Disclosure Information. The description of Party A on Annex A is true and correct as of the date hereof.

(n) Special Representations of Party B. Party B represents and warrants to Party A as follows:

     (i) Basic Documents. Without the prior written consent of Party A, which consent will not be withheld unreasonably or in bad faith, Party B will not make or cause to be made any amendment or supplement to any of the Basic Documents that would adversely affect any of Party A's rights or obligations under this Agreement or the Transaction, including modifying the obligations of, or impairing the ability of Party B to fully perform any of Party B's obligations under this Agreement or the Transaction;

     (ii) Indemnification. The Transition Property and Purchase and Sale Agreement ("Sale Agreement") provides that in the event of the repurchase of the Transition Property pursuant to Section 5.01 therein resulting in an early termination of this Agreement, Party
A will be indemnified and held harmless for its Loss, if any, by the Seller, pursuant to the terms set forth therein, and Party B acknowledges that it will have no interest in any such payments;
and

     (iii) Party B further acknowledges and agrees that Party A will be entitled to indemnification from the Connecticut Light and Power
Company pursuant to the Transition Property Servicing Agreement and that Party B acknowledges that it will have no interest in any such payments.

(o) Illegality. The definition of "Illegality" in Section 5(b)(i) is hereby amended by adding in the first and third lines thereof after the word "applicable" and before the word "law" the words "United States federal or state". It is agreed that the parties will not treat any event as an "Illegality" without the prior receipt of a written opinion from an independent law firm experienced in swap agreements, selected by the parties, that an "Illegality" exists. The cost of receiving such legal opinion shall be borne by Party A.

(p) No Recourse. Without being bound thereby, and without prejudice to any provisions in this Agreement, Party A acknowledges that Party A has received and read the Certificate Indenture and the Prospectus dated
[    ] for the Connecticut RRB Special Purpose Trust CL & P-1.  Party
B's Certificates, and all classes thereof represent a beneficial interest in the property of Party B only and do not represent an interest in or obligation of either Party A or the holders of the Certificates, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Certificates and/or this Agreement. With respect to the amounts payable to Party A by Party B hereunder, Party A's recourse shall be limited to Trust Property allocated to the Class A-4 Certificates and Party A pursuant to and as provided in the Certificate Indenture.

(q) Equitable Relief. Party A irrevocably agrees that it shall not request that any court issue attachment or other provisional or equitable remedies against Party B with respect to any lawsuit, dispute or claim under this Agreement.

(r) Regarding Party A. Party B acknowledges and agrees that Party A had no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as a swap provider; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular, prospectus, series supplement, indenture, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates, except with respect to written information furnished to Party B by Party A which describes Party A for use in Party B's required disclosure documents, in the form attached hereto as Annex A; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(s) Party B Pledge. Party A acknowledges that Party B will pledge its rights under this Agreement to the Trustee under the Certificate
Indenture for the benefit of the holders of the Class A-4 Certificates and consents to such pledge.

(t) Certain Definitions. Section 1(a) of this Agreement is hereby amended by adding the following sentence: "All capitalized terms used in this Agreement and not defined herein shall have the meanings as set forth in the Certificate Indenture, provided that in the case of any inconsistency between any definition in this Agreement and a definition in the Certificate Indenture, the definition in this Agreement shall govern for purposes of this Agreement and any Confirmation hereunder."

(u) No Right of Setoff. Without affecting any provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without setoff or counterclaim and shall not be subject to any condition except as provided by Section 2 of this Agreement.

(v) Amendments. Section 9(b) of this Agreement is amended by inserting the following words at the end thereof: "and notice thereof is provided to the Required Rating Agencies and Standard and Poor's confirms within five days after such notice is given that it will not downgrade, withdraw or modify its then-current rating of the Class A-4
Certificates. Any transfer of either party's rights and obligations under this Agreement that requires the other party's consent under
Section 7 shall be an amendment for purposes of this Section 9(b)."

(w) Confirmation for Single Transaction. The parties hereto agree that the Confirmation dated the date hereof relating to the Certificates shall represent the sole transaction (the "Transaction") under this Agreement.

       (a) Limitation of Trustee's Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by First Union Trust Company, National Association, not individually or personally but solely as Trustee of Party B, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of Party B are made and intended not as personal representations, undertakings and agreements by First Union Trust Company, National Association, but are made and intended for the purpose of binding only
Party B, (c) nothing herein contained shall be construed as creating any liability on First Union Trust Company, National Association, individually or personally, to perform any covenant either expressed or implied contained herein in its individual capacity, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall First Union Trust Company, National Association, be personally liable for the payment of any indebtedness or expenses of Party B or Party A or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B or Party A under this Agreement, except for its gross negligence, bad faith or willful misconduct.

     (b) Nongovernmental Status of Party B. It is understood and agreed that (a) Party B is not an agency or instrumentality of the State of
Connecticut, (b) the State of Connecticut is not a party to or beneficiary of this Agreement, and (c) the State of Connecticut is not a guarantor or insurer of Party B's obligations or liabilities under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date hereof.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale    Connecticut RRB Special Purpose
(New York Branch)                       Trust CL&P-1

       (Name of Party)                             (Name of Party)

By:    /S/ Raymond K. Miller            By:  First Union Trust Company, National
Name:  Raymond K. Miller                Association (solely in its capacity as
Date:  3/29/01                          Delaware Trustee under that certain
Title: Director                         Declaration of Trust dated March 23,
                                        2001, and not as a principal to this
                                        Agreement).

By:    /S/ David J. Wolf                By: /S/ W. Jeffrey Kramer
Name:  David J. Wolf                    Name:   W. Jeffrey Kramer
Title: Associate Director               Title:  Vice President
Date:  By: /S/ W. Jeffrey Kramer        Date:



                                     ANNEX A
                       DESCRIPTION OF SWAP COUNTERPARTY

     Westdeutsche Landesbank Girozentrale ("West LB") was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

     The New York Branch of WestLB ("WestLB New York") is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.


(Multicurrency-Cross Border)

ISDA@
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of March 30, 2001

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale    Connecticut RRB Special Purpose
(New York Branch)                       Trust CL&P-1

       (Name of Party)                             (Name of Party)

By:    /S/ Raymond K. Miller            By:  First Union Trust Company, National
Name:  Raymond K. Miller                Association (solely in its capacity as
Date:  3/29/01                          Delaware Trustee under that certain
Title: Director                         Declaration of Trust dated March 23,
                                        2001, and not as a principal to this
                                        Agreement).

By:    /S/ David J. Wolf                By: /S/ W. Jeffrey Kramer
Name:  David J. Wolf                    Name:   W. Jeffrey Kramer
Title: Associate Director               Title:  Vice President
Date:  By: /S/ W. Jeffrey Kramer        Date:

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

     (a)  General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright c 1992 by International Swap Dealers Association, Inc.

    (b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

    (c)  Netting. If on any date amounts would otherwise be payable:-

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph
(ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph
(ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

    (d)  Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

(1) promptly notify the other party ("Y") of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Taxis an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

(A) the failure by Y to comply with or perform any agreement contained in
Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2     ISDA (R) 1992
      (ii) Liability. If:-

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)  Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3     ISDA 1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with W he other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any
Stamp Tax levied or imposed upon
it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

4.   ISDA (R) 1992

Organised, managed and controlled, or considered to have its seat, or in which a branch' or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

5.    ISDA (R) 1992

described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the envy of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(h) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

6.     ICSDA (R) 1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

(i) legality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

7          ISDA 1992

6.         Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant
Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5!a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under
Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:-

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may he, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

8.     ISDA 1992

continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected
Transactions.

(c)    Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation"

or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early
Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:-

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) Second Method and Marker Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

9     ISDAr 1992

 Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:-

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:-

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and
(b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less
(II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y;
and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

10          ISDA(P) 1992

7.           Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section R, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

I 1   ISDAm 1992

 9,   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)   Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this

Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12  ISDA (R) 1992

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met .by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.    Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(h) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement
("Proceedings"), each party irrevocably:-

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)    Service of Process. Each party irrevocably appoints the Process
Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13     ISDA r 1992

reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   Definitions

As used in this Agreement:-

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for
Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" Gas the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1 lo per annum.

14     ISDA (R) 1992

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the places) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to
Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(I) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15     ISDAo) 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city..

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off' means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

16     ISDA R 1992

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17     ISDA (R) 1992

 Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Westdeutsche Landesbank Girozentrale    Connecticut RRB Special Purpose
(New York Branch)                       Trust CL&P-1

       (Name of Party)                             (Name of Party)

By:    /S/ Raymond K. Miller            By:  First Union Trust Company, National
Name:  Raymond K. Miller                Association (solely in its capacity as
Date:  3/29/01                          Delaware Trustee under that certain
Title: Director                         Declaration of Trust dated March 23,
                                        2001, and not as a principal to this
                                        Agreement).

By:    /S/ David J. Wolf                By: /S/ W. Jeffrey Kramer
Name:  David J. Wolf                    Name:   W. Jeffrey Kramer
Title: Associate Director               Title:  Vice President
Date:  By: /S/ W. Jeffrey Kramer        Date:


18          ISDA (R) 1992